Exhibit 10.14.1

EIGHTH AMENDMENT AGREEMENT AND ALLONGE

                THIS EIGHTH AMENDMENT AGREEMENT AND ALLONGE is made effective as of the 30th day of January, 2008, by and among Bank of America, N.A., a national banking association, with an office located at 111 Westminster Street, Providence, Rhode Island (the “Lender”), and Summer Infant (USA), Inc., a Rhode Island corporation, formerly known as SII Acquisition, Inc., as successor by merger with Summer Infant, Inc. (“SII”), Summer Infant Europe Limited, a private company limited by shares organized under the laws of England and Wales with registered number 04322137 (“SIE”), and Summer Infant Asia Limited, a Hong Kong corporation (“SIA”), all with a principal place of business located at 1275 Park East Drive, Woonsocket, Rhode Island (SII, SIE, and SIA herein individually referred to as a “Borrower” and collectively referred to as the “Borrowers”).

PURPOSE

                A.  The Lender and the Borrowers entered into that certain Revolving Credit Agreement dated July 19, 2005 (the “Loan Agreement”) with respect to a revolving line of credit (the “Revolving Loan”) from the Lender to the Borrowers providing borrowing availability up to $7,500,000, which Loan Agreement was heretofore amended pursuant to that certain Amendment Agreement and Allonge between the Lender and the Borrowers dated as of December 29, 2005 (the “First Amendment”), which First Amendment increased the borrowing availability under the Revolving Loan to $11,000,000, that certain Second Amendment Agreement and Allonge between the

Lender and the Borrowers dated as of April, 2006 (the “Second Amendment”), which Second Amendment extended the maturity of the Revolving Loan, that certain Third Amendment Agreement and Allonge between the Lender and the Borrowers dated as of July 31, 2006 (the “Third Amendment”), which Third Amendment increased the borrowing availability under the Revolving Loan to $13,000,000 and further extended the maturity of the Revolving Loan, that certain Fourth Amendment Agreement and Allonge between the Lender and the Borrowers dated as of December 21, 2006 (the “Fourth Amendment”), which Fourth Amendment increased the borrowing availability under the Revolving Loan to $17,000,000, that certain Assumption and Modification Agreement — Revolving Debt dated March 6, 2007 among Summer Infant, Inc., SII, and the Lender (the “Fifth Amendment”), by which SII, as successor by merger with Summer Infant, Inc., assumed the obligations of Summer Infant, Inc. under the Loan Agreement, the Note, and the Security Documents, and the Lender consented to the merger between Summer Infant, Inc. and SII, that certain Sixth Amendment Agreement and Allonge between the Lender and the Borrowers dated as of June 27, 2007 (the “Sixth Amendment”), which Sixth Amendment increased the borrowing availability under the Revolving Loan to $18,500,000 and further extended the maturity of the Revolving Loan, and that certain Seventh Amendment Agreement and Allonge between the Lender and the Borrowers dated as of                                , 2007 (the “Seventh Amendment”), which Seventh Amendment increased the borrowing availability under the Revolving Loan to $22,000,000 and further extended the maturity of the Revolving Loan.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan

Agreement.

                B.  The Revolving Loan Advances made under the Revolving Loan and the Borrowers’ obligations thereunder are evidenced by that certain Secured Promissory Note of the Borrowers payable to the order of the Lender in the principal amount of $7,500,000 dated July 19, 2005, which principal amount was (i) increased to $11,000,000 pursuant to the terms of the First Amendment, (ii) further increased to $13,000,000 pursuant to the terms of the Third Amendment, (iii) further increased to $17,000,000 pursuant to the terms of the Fourth Amendment, (iv) further increased to $18,500,000 pursuant to the terms of the Sixth Amendment, and (v) further increased to $22,000,000 pursuant to the terms of the Seventh Amendment (said Secured Promissory Note, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, and the Seventh Amendment herein collectively the “Note”).

                C.  Borrowers and Lender desire to further increase the borrowing availability under the Revolving Loan.

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                1.                                       The definition of “Borrowing Limit” in Section 1.01 of the Loan Agreement, as heretofore amended, is hereby further amended in its entirety to read as follows:

                                                                ““Borrowing Limit” means an amount which shall not exceed the lesser of (a) Twenty-Five Million Dollars ($25,000,000) or (b) the aggregate Dollar Equivalent of (i) eighty-five percent (85%) of Total Eligible Toys R Us Receivables outstanding from time to time, plus (ii) eighty-five percent (85%) of

Total Eligible Target Receivables outstanding from time to time, plus (iii) eighty percent (80%) of Eligible Domestic Receivables outstanding from time to time, plus (iv) sixty percent (60%) of the value of Eligible Domestic Inventory, plus (v) fifty percent (50%) of the value of Eligible Foreign Inventory, plus (vi) fifty-five percent (55%) of the value of Intransit Inventory, plus (vii) sixty percent (60%) of Eligible Foreign Receivables outstanding from time to time; provided, however, the amount available for advances against Eligible Domestic Inventory, Intransit Inventory, and Eligible Foreign Inventory shall not exceed the lesser of  (A) Twelve Million Dollars ($12,000,000) or (B) one-half of the borrowing availability under (b) (i) through (vii) above; less one hundred percent (100%) of the undrawn amount of outstanding Letters of Credit.”

                2.                                       The reference to the dollar symbol and amount “$22,000,000” in the upper right hand corner on page 1 of the Note is hereby deleted and the symbol and number “$25,000,000” is substituted therefor and inserted in place thereof. The reference to the principal amount of “Twenty-Two Million Dollars ($22,000,000)” in the eighth and ninth lines of the first paragraph on page 1 of the Note is hereby deleted and “Twenty-Five Million Dollars ($25,000,000)” is substituted therefor and inserted in place thereof.

                3.                                       An original of this Agreement shall be attached to and made a part of the Note.

                4.                                       SII acknowledges and agrees that the increase in the borrowing availability under the Revolving Loan evidenced by this Agreement constitutes “Obligations,” as such term is defined in the Security Agreement, and thus shall be secured thereby. Section 1.23 of the Security Agreement is hereby amended in its entirety to read as follows:

                                                                                                “1.23.  “Promissory Note” shall mean that certain Secured Promissory Note of the Debtor, Summer Infant Europe Limited, and Summer Infant Asia Limited payable to the order of the Secured Party, dated July 19, 2005 and in the face amount of Seven Million Five Hundred Thousand Dollars ($7,500,000), as increased in amount to Eleven Million Dollars ($11,000,000) pursuant to that certain Amendment Agreement and Allonge among the Debtor, Summer Infant

Europe Limited, Summer Infant Asia Limited and the Secured Party dated December 29, 2005, as further increased in amount to Thirteen Million Dollars ($13,000,000) pursuant to that certain Third Amendment Agreement and Allonge among the Debtor, Summer Infant Europe Limited, Summer Infant Asia Limited and the Secured Party dated July 31, 2006, as further increased in amount to Seventeen Million Dollars ($17,000,000) pursuant to that certain Fourth Amendment Agreement and Allonge among the Debtor, Summer Infant Europe Limited, Summer Infant Asia Limited and the Secured Party dated December 21, 2006, as further increased in amount to Eighteen Million Five Hundred Thousand Dollars ($18,500,000) pursuant to that certain Sixth Amendment Agreement and Allonge among the Debtor, Summer Infant Europe Limited, Summer Infant Asia Limited and the Secured Party dated June 27, 2007, as further increased in amount to Twenty-Two Million Dollars ($22,000,000) pursuant to that certain Seventh Amendment Agreement and Allonge among the Debtor, Summer Infant Europe Limited, Summer Infant Asia Limited and the Secured Party dated                              , 2007, and as further increased in amount to Twenty-Five Million Dollars ($25,000,000) pursuant to that certain Eighth Amendment Agreement and Allonge among the Debtor, Summer Infant Europe Limited, Summer Infant Asia Limited and the Secured Party dated January       , 2008 .”

                5.                                       All security for the Revolving Loan and the Note now existing or hereafter granted to Lender, including without limitation all security evidenced, granted or governed by the Security Documents shall be security for the Revolving Loan and the Note as amended by this Agreement.

                6.                                       All references to the Loan Agreement, wherever, whenever or however made or contained, are hereby deemed to be references to the Loan Agreement, as modified by this Agreement.  All references to the Note, wherever, whenever or however made or contained, are hereby deemed to be references to the Note, as modified by the First Amendment and this Agreement.

                7.                                       By executing this Agreement on behalf of Borrower in the space designated below, the individual so signing represents and warrants to Lender that he or she has full power and authority to execute this Agreement and to bind Borrower, and that all corporate actions necessary to authorize and approve execution of this Agreement, and by such individual, have been taken prior to the execution hereof.

                8.                                       This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender, and their respective heirs, administrators, executors, successors, and assigns.  This Agreement has been made in the State of Rhode Island and shall be governed, construed, applied, and enforced in accordance with the laws of such state without resort to its conflict of laws rules.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law; should any provision of this Agreement be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement.  In addition, the entirety of this Agreement shall continue in full force and effect in all jurisdictions and said remaining portions of this Agreement shall continue in full force and effect in the subject jurisdiction as if this Agreement had been executed with the invalid portions thereof deleted.

                9.                                       Except as amended hereby, all other terms and provisions of the Loan Agreement, the Note, and the Security Agreement are hereby ratified and confirmed.

                10.                                 The Borrowers hereby warrant that all of the representations and warranties contained in the Loan Agreement are true and correct as of the date hereof and that no Event of Default (as defined in the Loan Agreement) has occurred and is continuing.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

            IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment Agreement and Allonge to be executed as of the date first above written.

Bank of America, N.A.

By:	/s/ David J. Angell
David J. Angell, Senior Vice President

Summer Infant (USA), Inc.

By:	/s/ Jason Macari
	Name:	Jason Macari
	Title:	Chief Executive Officer

Summer Infant Europe Limited

By:	/s/ Jason Macari
	Name:	Jason Macari
	Title:	Chief Executive Officer

Summer Infant Asia Limited

By:	/s/ Jason Macari
Name: Jason Macari
	Title:	Chief Executive Officer